SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Uranium Power Corporation
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

206-475 Howe St.
Vancouver, B.C.
Canada, V6C-2B3 (Address of principal executive offices)

URANIUM POWER CORPORATION 2002 STOCK OPTION PLAN
(full title of the plan)

Douglas Cannaday, President
206 -475 Howe Street
Vancouver, BC V6C 2B3
Canada
(403) 617-3451

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Theresa Mehringer
Perkins Coie LLP
1899 Wynkoop Street, Suite 700
Denver, Colorado 80202
(303) 291-2300

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per
Uranium Power Corporation 2002 Stock	1,135,000	$ 0.105	$119,175	$25.74(3)
Option Plan

Total	1,135,000	$ 0.105	$119,175	$25.74(3)

(1)

Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The calculation of the registration fee is based upon a per share price of $0.105 which was the average of the high ($0.12) and low ($0.09) sales prices of Uranium Power Corporation’s common stock on April 2, 2003, as reported for such date by the Over-the-Counter Bulletin Board.

(3)	Does not include $11.37 registration fee paid by Registrant in connection with it’s original filing on Form S-8 on March 24, 2003.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The information required in this registration statement is incorporated by reference to the Registrant’s Form S-8 filed on March 24, 2003, File No. 333-103987.

Item 8. EXHIBITS

Exhibit Number	Description
5.1	Opinion of Perkins Coie LLP regarding the legality of the common stock being registered
23.1	Consent of Smythe Ratcliffe, Independent Auditors
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
99.1	Uranium Power Corporation 2002 Stock Option Plan, incorporated by reference to the
Registrant’s Form S-8 filed March 24, 2003, File No. 333-103987.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, province of Alberta, Canada on April 4, 2003.

URANIUM POWER CORPORATION By: /s/ Douglas Cannaday Douglas Cannaday, President

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by Douglas Cannaday, as power of attorney for each of the following persons in the capacities indicated below on this 4th day of April, 2003.

Signature	Title
/s/ Douglas Cannaday
Douglas Cannaday	President
/s/ Thornton Donaldson
Thornton J. Donaldson	Director and acting Chief Financial Officer
/s/ William Timmins
William G. Timmins	Director
/s/ Michel David
Michel David	Director

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Perkins Coie LLP regarding the legality of the common stock being registered
23.1	Consent of Smythe Ratcliffe, Independent Auditors
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
99.1	Uranium Power Corporation 2002 Stock Option Plan, incorporated by reference to the
Registrant’s Form S-8 filed March 24, 2003, File No. 333-103987.